Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
470-448-5561
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces First Quarter 2020 Results
Provides an Update on its Response to the COVID-19 Pandemic

ALPHARETTA, Ga., May 6, 2020/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported first quarter 2020 financial results and provided an update on the actions it’s taking in response to the COVID-19 pandemic.

“I’m proud of the dedication our employees have demonstrated as they rise to the challenge of working in this unprecedented environment and to ensure our clinically-proven Respiratory Health products, which saw accelerated growth as they’re used in treating COVID-19 patients, remain available to customers,” stated Joe Woody, Avanos’ chief executive officer.

“We began the year with continued top-line momentum in Interventional Pain from COOLIEF; but, the disruption caused by COVID-19 impacted Pain Management sales beginning mid-March, as elective procedures were delayed. While we expect this disruption will have a near-term impact on our performance, the underlying fundamentals of our business remain strong and our dual-track growth strategy remains intact, as we maintain a solid balance sheet and significant liquidity. To minimize the impact of the pandemic, we’re making strategic decisions so we’ll remain in a strong position to support customers when elective procedures return.”

First Quarter 2020 Financial Highlights
•Net sales totaled $180 million, a 10 percent increase from the prior year.
•Net income for the quarter was $4 million, compared to net loss of $20 million in the prior year.
•Adjusted net income totaled $8 million, compared to $7 million a year ago.
•Diluted earnings per share were $0.08, compared to $(0.43) a year ago.
•Adjusted diluted earnings per share were $0.16, compared to $0.15 in the prior year.

Operational and Business Highlights
•As a result of this global pandemic, we’re accelerating the exploration of respiratory innovations that can help provide and expand care in the future. We’re currently partnering with Dr. Niklason and her team at the Yale University School of Medicine to evaluate novel respiratory solutions for ventilated patients.
•The medical journal, Pain Management, published a device evaluation manuscript, “A Technological Overview of Cooled Radiofrequency Ablation and its Effectiveness in the Management of Chronic Knee Pain,” authored by a key opinion leader in pain management. The manuscript reviews the technological differences between standard and cooled radiofrequency probes and reviews the clinical literature that supports the use of COOLIEF in knee OA.
•The medical journal, Pain Management, published the technique paper, “Ultrasound-Guided Cooled Radiofrequency Ablation of the Genicular Nerves,” which details how ultrasound can be used to guide needle placement for cooled radiofrequency ablation procedures. This technique has the potential to expand the use of cooled radiofrequency ablation procedures, as ultrasound equipment is more readily available than fluoroscopy equipment.

First Quarter 2020 Operating Results
Net sales totaled $180 million, a 10 percent increase compared to the prior year. The acquisitions of NeoMed and Summit contributed 7 percent growth. Four percent organic volume growth was driven by sales momentum in Interventional Pain from COOLIEF, through mid-March, and an elevated global demand in Respiratory Health, due to the pandemic. Growth was partially offset by lower volume in Acute Pain and Digestive Health. One percent unfavorable product price and mix also impacted performance.

Gross margin was 57 percent, compared to 60 percent a year ago. Adjusted gross margin decreased to 59 percent, due to the unfavorable sales mix and higher distribution costs, compared to 62 percent last year.

Operating income was $1 million compared to a loss of $25 million a year ago. Lower post divestiture transition costs and litigation expenses drove the increase. On an adjusted basis, operating profit totaled $14 million, compared to $10 million a year ago. Higher sales volumes and cost savings were partially offset by lower gross margin.

Adjusted EBITDA for the quarter was $20 million, compared to $14 million in the prior year.

Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the quarter was an outflow of $11 million compared to an outflow of $36 million a year ago. The company’s cash balance was $188 million at the end of the quarter, compared to $205 million at year-end 2019.

Total debt at the end of the first quarter was $248 million, consisting of unsecured notes, even compared to year-end 2019.

The company anticipates that its current cash position will provide sufficient liquidity to manage the business during this uncertainty. Also, it does not foresee drawing on its $250 million revolving credit facility and expects to remain in compliance with its debt covenants.

Actions in Response to COVID-19
The company’s first priority is the health and safety of its employees. To help protect employees, beginning in March, the company implemented a work from home policy for its non-manufacturing employees and established measures to monitor and protect its manufacturing employees. The company’s Pain Management franchise, specifically ON-Q and COOLIEF, experienced a negative impact from COVID-19, beginning mid-March, due to the postponement of elective procedures. The company believes this trend will continue into the second quarter and to a lesser extent, into the second half of 2020. Therefore, the company is taking the following actions to strategically reduce operating expenses, minimize cash outflow and ensure that the company will remain in a strong financial position post COVID-19:
•Suspending planned 2020 merit increases for its non-manufacturing, salaried employees;
•Decreasing discretionary spending across the organization;
•Streamlining processes, while leaving vacant non-critical positions open;
•Postponing certain capital expenditures and R&D projects; and,
•Adjusting manufacturing production, while ensuring sufficient inventory levels to support the elevated demand in Respiratory Health.

The company supported the frontline healthcare professionals with a $250,000 donation to Direct Relief, for the purchase of PPE. Also, it has initiated a program whereby its employees can nominate local charities who are directly supporting the frontline workers in its communities to receive a cash donation.

Full Year 2020 Outlook
Due to the rapidly evolving healthcare environment and continued uncertainties resulting from the impact of COVID-19, the company is withdrawing its previously announced full-year 2020 financial guidance, which was issued on February 25, 2020. At this time, the company cannot fully quantify the extent or duration of the impact of the COVID-19 pandemic on its financial results. However, it will continue to monitor the situation and anticipates providing further updates later in the year.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross margin
•Adjusted operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Expenses associated with restructuring activities, including IT-related charges.

•Expenses associated with the divestiture of the S&IP business.
•Expenses associated with the amortization of intangible assets associated with prior business acquisitions.
•The positive or negative effect of changes in currency exchange rates during the year.
•Expenses associated with certain litigation matters.
•Expenses associated with altering operations in response to the COVID-19 pandemic.
•Certain acquisition and integration charges related to the acquisition of Game Ready, NeoMed, Summit       Medical, and Endoclear LLC.
•Benefit associated with regulatory tax reform and tax effects of the CARES Act.
The company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10142303. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical, Inc.

Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; S&IP separation execution and IT implementation; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2020	2019	Change
Net Sales	180.4	164.2	9.9%
Cost of products sold	78.3	65.4	19.7
Gross Profit	102.1	98.8	3.3
Research and development expenses	9.4	10.2	(7.8)
Selling and general expenses	91.1	106.4	(14.4)
Other expense, net	1.0	6.8	N.M.
Operating (Loss) Income	0.6	(24.6)	N.M.
Interest income	0.7	2.4	N.M.
Interest expense	(4.3)	(3.7)	16.2
(Loss) Income Before Income Taxes	(3.0)	(25.9)	N.M.
Income tax benefit	6.7	5.6	N.M.
Net (Loss) Income	3.7	(20.3)	N.M.

Interest expense, net	3.6	1.3	176.9
Income tax (benefit) provision	(6.7)	(5.6)	N.M.
Depreciation and amortization	10.6	8.4	26.2
EBITDA	$11.2	$(16.2)	N.M.

Basic (Loss) Earnings Per Share
Basic	$0.08	$(0.43)	N.M.
Diluted	0.08	(0.43)	N.M.

Common Shares Outstanding
Basic	47.8	47.5
Diluted	48.0	47.5

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended March 31,
	2020	2019
As reported	$102.1	$98.8
Gross profit margin, as reported	56.6%	60.2%

COVID-19 related expenses	0.4	—
Post divestiture restructuring and IT charges	0.5	0.6
Post divestiture transition charges	0.8	0.4
Acquisition and integration-related charges	0.1	—
Intangibles amortization	1.7	1.3

As adjusted non-GAAP	$105.6	$101.1
Gross profit margin, as adjusted	58.5%	61.6%

	Operating Profit (Loss)
	Three Months Ended March 31,
	2020	2019
As reported	$0.6	$(24.6)

COVID-19 related expenses	0.5	—
Post divestiture restructuring and IT charges(a)	0.5	2.0
Post divestiture transition charges(b)	4.0	18.7
Acquisition and integration-related charges(c)	1.8	0.7
Litigation and legal(d)	2.2	8.7
Intangibles amortization	4.8	4.9

As adjusted non-GAAP	$14.4	$10.4
__________________________________________________
(a)Except for amounts impacting gross profit (see “Gross Profit” table), restructuring and IT charges are included in “Selling and general expenses.”
(b)In the three months ended March 31, 2020, post divestiture transition charges include $0.8 million in “Cost of products sold” (see “Gross Profit” table), $3.9 million in “Selling and general expenses” partially offset by $0.7 million in “Other expense (income), net.”
(c)In the three months ended March 31, 2020, acquisition related charges includes $0.1 million in “Cost of products sold” (see “Gross Profit” table) and $1.7 million in “Selling and general expenses.”
(d)Litigation and legal expenses are included in “Other expense, net.”

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended March 31,
	2020	2019
As reported	$(3.0)	$(25.9)

COVID-19 related expenses	0.5	—
Post divestiture restructuring and IT charges	0.5	2.0
Post divestiture transition charges	4.0	18.7
Acquisition and integration-related charges	1.8	0.7
Litigation and legal	2.2	8.7
Intangibles amortization	4.8	4.9

As adjusted non-GAAP	$10.8	$9.1

	Tax Benefit (Provision)
	Three Months Ended March 31,
	2020	2019
As reported	$6.7	$5.6
Effective tax rate, as reported	223.3%	21.6%

Tax effects of adjusting items	(3.6)	(7.8)
Effects of the CARES Act and other(a)	(6.0)	—

As adjusted non-GAAP	$(2.9)	$(2.2)
Effective tax rate, as adjusted	26.9%	24.2%
__________________________________________________
(a)The CARES Act allows for the carryback of U.S. net operating losses to prior years resulting in a benefit of $7.4 million for the three months ended March 31, 2020.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Net Income (Loss)
	Three Months Ended March 31,
	2020	2019
As reported	$3.7	$(20.3)
Diluted EPS, as reported	$0.08	$(0.43)

COVID-19 related expenses	0.5	—
Post divestiture restructuring and IT charges	0.5	2.0
Post divestiture transition charges	4.0	18.7
Acquisition and integration-related charges	1.8	0.7
Litigation and legal	2.2	8.7
Intangibles amortization	4.8	4.9
Tax effects of adjusting items	(3.6)	(7.8)
Tax effects of the CARES Act and other	(6.0)	—

As adjusted non-GAAP	$7.9	$6.9
Diluted EPS, as adjusted	$0.16	$0.15

	EBITDA
	Three Months Ended March 31,
	2020	2019
EBITDA, as reported	$11.2	$(16.2)

COVID-19 related expenses	0.5	—
Post divestiture restructuring and IT charges	0.5	2.0
Post divestiture transition charges	4.0	18.7
Acquisition and integration-related charges	1.8	0.7
Litigation and legal	2.2	8.7

Adjusted EBITDA	$20.2	$13.9

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended March 31,
	2020	2019
Cash used in operating activities	$(5.8)	$(23.1)
Capital expenditures	(5.2)	(12.5)
Free Cash Flow	$(11.0)	$(35.6)

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$187.7	$205.3
Accounts receivable, net of allowances	159.6	163.8
Inventories	153.1	145.9
Prepaid expenses and other current assets	23.7	23.5
Total Current Assets	524.1	538.5
Property, Plant and Equipment, net	178.7	184.5
Operating lease right of use assets	59.9	64.0
Goodwill	799.8	800.9
Other Intangible Assets, net	179.3	184.3
Deferred Tax Assets	11.0	16.1
Other Assets	10.9	11.3
TOTAL ASSETS	$1,763.7	$1,799.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligations	$14.3	$14.7
Trade accounts payable	73.5	83.0
Accrued expenses	101.6	114.8
Total Current Liabilities	189.4	212.5
Long-Term Debt	248.2	248.1
Operating lease obligations	58.8	62.6
Other Long-Term Liabilities	10.8	11.2
TOTAL LIABILITIES	507.2	534.4
Stockholders’ Equity	1,256.5	1,265.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,763.7	$1,799.6

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended March 31,
	2020	2019
Operating Activities
Net (loss) income	$3.7	$(20.3)
Depreciation and amortization	10.6	8.4
Net loss on asset dispositions	—	0.2
Changes in operating assets and liabilities	(16.2)	(15.9)
Deferred income taxes and other	(3.9)	4.5
Cash Used in Operating Activities	(5.8)	(23.1)
Investing Activities
Capital expenditures	(5.2)	(12.5)
Cash Used in Investing Activities	(5.2)	(12.5)
Financing Activities
Purchase of treasury stock	—	(1.9)
Proceeds from the exercise of stock options	—	0.2
Cash Used in Financing Activities	—	(1.7)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(6.6)	1.1
(Decrease) Increase in Cash and Cash Equivalents	(17.6)	(36.2)
Cash and Cash Equivalents - Beginning of Period	205.3	384.5
Cash and Cash Equivalents - End of Period	$187.7	$348.3

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

			Three Months Ended March 31,
			2020	2019	Change
Chronic care			$115.7	$100.0	15.7%
Pain management			64.7	64.2	0.8
Total Net sales			$180.4	$164.2	9.9%

	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change	10%	11%	(1)%	—%	—%
_______________________________________________
(a)Volume includes incremental sales of NeoMed and Summit products.
(b)Other includes rounding.